Exhibit 12.2

CERTIFICATION PURSUANT TO
SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

I, John Gillard, certify that:

1. I have reviewed this annual report on Form 20-F of Trinity Biotech plc; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

DATE May 25, 2022

/s/ John Gillard *
John Gillard
Chief Financial Officer

*	The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.